Designation of Rights and Preferences of Series A Convertible Preferred Stock of Cytation.com Incorporated

     1.    Designation and Initial Number.

The class of shares of Preferred Stock hereby classified shall be designated the "Series A Preferred Shares." The initial number of authorized shares of the Preferred Stock shall be two million five hundred thousand (2,500,000). The Stated Value of the Preferred Stock shall be $4.00 per share, and the Par Value of the Preferred Stock shall be $.01 per share.

     2.    Distributions.

The holders of the Preferred Stock shall be entitled to receive, out of funds at the time legally available for payment of dividends in the State of New York, a cumulative dividend at the rate of six percent (6%) per share per annum, payable quarterly in equal installments on the first days of each successive quarter each year, if, as and when determined by the Board of Directors, before any dividend shall be set apart or paid on any other capital stock for such year.

     3.    Conversion.

The Preferred Stock shall be convertible into Common Stock as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

     (A) Any holder of the Preferred Stock may at any time or from time to time convert such stock into the Common Stock of the Company, on presentation and surrender to the Company, of the certificates of the Preferred Stock to be so converted together with the Notice of Conversion ("Conversion Notice").

     Conversion shall be deemed to have been effected on the date the Conversion Notice is given by the Investor to the Company (the "Conversion Date"). Within 10 business days after receipt of the Conversion Notice, the Company shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, or by overnight delivery service, to the address designated by the Investor in the Conversion Notice, a stock certificate or stock certificates of the Company representing the number of Common Stock to which such Investor is entitled and a check or cash in payment of all accrued and unpaid dividends.

     (B) Each holder of Preferred Stock shall have the right to convert such Preferred Stock on and subject to the following terms and conditions:

          (i) The Preferred Stock shall be converted into Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be one (1) share of Common Stock for each share of Preferred Stock so converted at $4.00 per share ("Conversion Ratio").

          (ii) In order to convert Preferred Stock into Common Stock, the holder thereof shall on any business day surrender to American Securities Transfer, Inc., whose address is 938 Quail street, Suite 101, Lakewood, Colorado 80215-5513, the certificate or certificates representing such shares, duly endorsed to the Company or in blank, and give written notice to the Company at said office of the number of said shares which such holder elects to convert. Preferred Stock shall be deemed to have been effected on the date a conversion notice is given by the Investor to the Company, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of any conversion, the Company shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, to the person or persons entitled to receive same. In case of the conversion of only a part of the shares of any holder of Preferred Stock, the Company shall also issue and deliver to such holder a new certificate of Preferred Stock representing the number of shares of such Preferred Stock not converted by such holder.

     (C) The Company may require mandatory conversion of all, but not less than all, of the Preferred Stock on or after the first anniversary of the initial purchase and sale of the Preferred Stock ("the Mandatory Conversion Date"), provided that:

          (i) The average closing bid price of the Company on the Over-the-Counter Bulletin Board or the Nasdaq Stock Exchange, as applicable, for the twenty (20) consecutive trading days immediately preceding the Mandatory Conversion Date has exceeded $6.00 per share, or;

          (ii) If there is a reorganization of the Company involving an exchange of Company's Common Stock for shares of a United States domiciled corporation the shares of which are trading on a national exchange or on the Nasdaq National Market System.

Conversion of the Series A Preferred Shares to Common Stock pursuant to this paragraph 3(C)shall be deemed to have occurred on the Mandatory Conversion Date whether or not an Investor delivers to the Company its certificate or certificates for the Preferred Stock.

     (D) The Conversion Ratio shall be subject to adjustment as follows:

          (i) In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the "Split Record Date") shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the "Combination Record Date") shall be proportionately decreased, such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be.

          (ii) In case of any capital reorganization, any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the merger of the Company with or into another person or entity (other than a merger in which the Company is the continuing corporation and which does not result in any change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety or the participation by the Company in a share exchange as the corporation the stock of which is to be acquired, the Preferred Stock shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Company to which the holder of the number of shares of Common Stock deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of Preferred Stock would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this subparagraph 3(B)(ii) shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

          (iii) Whenever the Conversion Ratio shall be adjusted as provided herein, the Company shall prepare and send to the holders of the Preferred Stock a statement, signed by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment.

          (iv) In the event the Company shall propose to take any action of the types described in paragraph 3 hereof, the Company shall give notice to the holder of Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of 30 days prior to the record date or the date which such action shall be taken. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Preferred Stock. Failure to give notice in accordance with this paragraph 3(D(iv)) shall not render such action ultra vires, illegal or invalid.

     (E) No adjustment of the conversion rate shall be made in any of the following cases:

          (i) upon the grant or exercise of stock options hereafter granted, or under any employee stock option plan now or hereafter authorized, to the extent that the aggregate of the number of shares which may be purchased under such options and the number of shares issued under such employee stock purchase plan is less than or equal to ten percent (10%) of the number of shares of Common Stock outstanding on January 1 of the year of the grant or exercise;

          (ii) shares of Common Stock issued upon the conversion of Preferred Stock;

          (iii) shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the assets of another corporation, and shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the voting shares of another corporation (including shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), shares issued in a merger of the Company or a subsidiary of the Company with another corporation in which the Company or the Company's subsidiary is the surviving corporation, and shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger;

          (iv) shares issued by way of dividend or other distribution on Common Stock excluded from the calculation of the adjustment under this paragraph 3(E)(iv) or on Common Stock resulting from any subdivision or combination of Common Stock so excluded; or

          (v) shares issued pursuant to all stock options and warrants outstanding on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Company ("Certificate").

     (F) Whenever the conversion rate is adjusted as herein provided, the Company shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based. As promptly as practicable, the Company shall cause a copy of such certificate to be mailed to each holder of record of issued and outstanding Preferred Stock at the address of such holder appearing on the Company's books.

     (G) The Company shall pay all taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Preferred Stock pursuant hereto, but shall not pay any tax which may be payable with respect to income or gains of the holder of any Preferred Stock or Common Stock or any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (H) Upon conversion of any shares of Preferred Stock, the holders of the shares of Preferred Stock so converted shall not be entitled to receive any dividends declared with respect to such shares of Preferred Stock unless such dividends shall have been declared by the Board of Directors and the record date for such dividends shall have been on or before the date such shares shall have been converted. No payment or adjustment shall be made on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

     (I) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any share of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the current market of the Common Stock on the day of conversion shall be paid to such holder in cash by the Company.

     (J) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Preferred Stock then issued and outstanding.

     4.    Liquidation or Dissolution.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, the holders of the issued and outstanding Preferred Stock shall be entitled to receive for each share of Preferred Stock, before any distribution of the assets of the Company shall be made to the holders of any other capital stock, a dollar amount equal to the Stated Value thereof plus all accrued and unpaid distributions declared thereon, without interest. After such payment shall have been made in full to the holders of the issued and outstanding Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Company shall be made, a dollar amount equal to that already distributed to the holders of the Preferred Stock shall be distributed pro-rata to the holders of the other issued and outstanding capital stock of the Company, subject to the rights of any other class of capital stock set forth in the Certificate of Incorporation, as amended, of the Company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Company, and, subject to any rights of any other class of capital stock set forth in the Certificate of Incorporation, as amended, of the Company, the remaining assets of the Company shall be divided and distributed ratably among the holders of both the Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of the Preferred Stock and such capital stock bears to the total number of shares of the Preferred Stock and such capital stock then issued and outstanding. If, upon such liquidation, dissolution, or winding up, the assets of the Company distributable, as aforesaid, among the holders of the Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred Stock. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Company" within the meaning of this paragraph 4.

     5.    Voting Rights.

Except as otherwise provided in this paragraph 6, each share of Preferred Stock is entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of stockholders of the Company.

     6.    Changes In Terms of Preferred Stock.

The terms of the Preferred Stock may not be amended, altered or repealed, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Preferred Stock as to distributions, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock.

     7.    No Implied Limitations.

     Except as otherwise provided by express provisions of this Certificate, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Certificate of Incorporation, as amended, of the Company.

     8.    General Provisions.

     In addition to the above provisions with respect to the Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Company's Certificate of Incorporation, as amended, of the Company with respect to Preferred Stock generally.

     9.    Notices.

     All notices required or permitted to be given by the Company with respect to the Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, or by overnight delivery service, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the Company, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.